UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 6, 2009
The Goodyear Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001

(Address of principal executive		(Zip Code)
offices)
Registrant’s telephone number, including area code: 330-796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-1.1
EX-4.1
EX-5.1
EX-99.1
Item 8.01. Other Events.
     On May 6, 2009, The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) entered into an underwriting agreement with J.P. Morgan Securities Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”), for the issuance and sale by Goodyear of $1.0 billion in aggregate principal amount of its 10.500% Senior Notes due 2016 (the “Notes”). The Notes are guaranteed by Goodyear’s U.S. and Canadian subsidiaries that also guarantee Goodyear’s obligations under its senior secured credit facilities (the “Subsidiary Guarantors”). Goodyear registered the offering and sale of the Notes under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-158992) (the “Registration Statement”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.
     The Notes were issued on May 11, 2009 pursuant to the Indenture, dated as of May 11, 2009 (the “Indenture”), between Goodyear, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee (the “Trustee”). The Indenture provides, among other things, that the Notes will be senior unsecured obligations of Goodyear and will rank equally with all of the Company’s other senior unsecured and unsubordinated debt. Interest is payable on the Notes on May 15 and November 15 of each year, beginning on November 15, 2009. The Notes will mature on May 15, 2016. On or after May 15, 2012, Goodyear may redeem for cash some or all of the Notes at the redemption prices set forth in the Indenture. Prior to May 15, 2012, Goodyear may redeem for cash some or all of the Notes at a redemption price equal to the principal amount of the Notes plus the make-whole premium set forth in the Indenture. In addition, at any time prior to May 15, 2012, Goodyear may redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at the redemption price set forth in the Indenture.
     The terms of the Indenture, among other things, limit the ability of Goodyear and certain of its subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of the Goodyear’s subsidiaries to pay dividends to Goodyear, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions, and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to significant exceptions and qualifications. For example, if the Notes are assigned an investment grade rating by Moody’s and Standard & Poor’s and no default has occurred or is continuing, certain covenants will be suspended.
     The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable. In addition, in the event of a change in control, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

     A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K. The descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibit.
     On May 11, 2009, Covington & Burling LLP delivered its validity opinion with respect to the Notes offered by the Company. A copy of the validity opinion is attached hereto as Exhibit 5.1.
     A news release dated May 6, 2009 announcing the pricing of the offering of the Notes is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 6, 2009, among Goodyear, the subsidiary guarantors party thereto and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.

4.1	Indenture, dated as of May 11, 2009, among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

5.1	Opinion of Covington & Burling LLP

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

99.1	News Release, dated May 6, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY
Dated: May 11, 2009	By:	/s/ Darren R. Wells
Darren R. Wells
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 6, 2009, among Goodyear, the subsidiary guarantors party thereto and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.

4.1	Indenture, dated as of May 11, 2009, among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

5.1	Opinion of Covington & Burling LLP

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

99.1	News Release, dated May 6, 2009

5